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                                                                     EXHIBIT 4.4



                          FOURTH SUPPLEMENTAL INDENTURE



         FOURTH SUPPLEMENTAL INDENTURE, dated as of July 30, 1999 (this "Fourth Supplemental Indenture") among ALLIED WASTE NORTH AMERICA, INC., a Delaware corporation (the "Company"), having its principal place of business at 15880 North Greenway-Hayden Loop, Suite 100, Scottsdale, Arizona 85260, and each of the Guarantors signatory hereto and U.S. Bank Trust National Association, as Trustee (the "Trustee").

                                   WITNESSETH:

         WHEREAS, the Company and the Trustee executed and delivered an Indenture dated as of December 23, 1998 (the "Indenture"), to provide for the issuance by the Company from time to time of debt securities evidencing its unsecured indebtedness (the "Securities");

         WHEREAS, pursuant to resolutions adopted by the Board of Directors of the Company, the Company has authorized the issuance of (i) $300,000,000 of its 7 3/8% Senior Notes due 2004 (the "Five-Year Notes") pursuant to a First Supplemental Indenture dated as of December 23, 1998 of which $225,000,000 in principal amount are outstanding on the date hereof, (ii) $600,000,000 of its 7 5/8% Senior Notes due 2006 (the "Seven-Year Notes") pursuant to a Second Supplemental Indenture dated as of December 23, 1998 of which $600,000,000 in principal amount are outstanding on the date hereof and (iii) $875,000,000 of its 7 7/8% Senior Notes due 2009 (the "Ten-Year Notes" and, together with the Five-Year Notes and the Seven-Year Notes, the "Securities") pursuant to a Third Supplemental Indenture dated as of December 23, 1998 of which $875,000,000 in principal amount are outstanding on the date hereof (the Indenture and related Supplemental Indenture for the applicable series of Notes, the "Indenture Series");

         WHEREAS, pursuant to that certain Amended and Restated Agreement and Plan of Merger dated as of May 21, 1999 (the "Merger Agreement"), among the Browning-Ferris Industries, Inc. ("BFI"), Allied Waste Industries, Inc. ("Allied") and AWIN I Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Allied, BFI has agreed to merge with Allied (the "Merger");

         WHEREAS, the Board of Directors of Allied, the Board of Directors of BFI and the Shareholders of BFI have approved the Merger;

         WHEREAS, upon consummation of the Merger, BFI will become a wholly-owned subsidiary of the Company, a wholly-owned subsidiary of Allied;
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         WHEREAS, upon consummation of the Merger, BFI and each of its subsidiaries listed on Schedule A will become Restricted Subsidiaries as defined in each Series Indenture and are required to guarantee the Securities in accordance with the Indenture;

         WHEREAS, subsequent to the issuance of the Securities, the Company has acquired certain other Restricted Subsidiaries listed on Schedule B, which are required to guarantee the Securities in accordance with the terms of each Series Indenture;

         WHEREAS, each of the Restricted Subsidiaries listed on Schedule A and B ("the Guarantor") has duly authorized the execution and delivery of this Fourth Supplemental Indenture to provide for the Guarantees;

         WHEREAS, pursuant to additional resolutions of the Board adopted on July 27, 1999, the Company and Allied have duly authorized the guarantee of the Company's obligations by each of the Guarantors listed on Schedule A and Schedule B hereto;

         NOW THEREFORE, for and in consideration of the premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of Series thereof, as follows:


                                   ARTICLE ONE
                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

         SECTION 101.      Definitions.

         All capitalized terms used herein without definition shall have the meanings specified in the Indenture.

         SECTION 102.      Provisions of General Application.

         All rules of construction and other provisions of general application set forth in Article One of the Indenture are hereby incorporated herein by reference.

         SECTION 103.      Effectiveness.

         This Fourth Supplemental Indenture shall become effective upon the effectiveness of the Merger without any further action by the parties hereto.

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                                   ARTICLE TWO
                                    GUARANTEE

         SECTION 201.      Senior Guarantee.

         Each of Allied and the Subsidiary Guarantors hereby jointly and severally unconditionally guarantees on a senior basis to each Holder of a Security authenticated and delivered by the Trustee, and to the Trustee on behalf of such Holder, the due and punctual payment of the principal of, premium, if any, and interest on such Security when and as the same shall become due and payable, whether at the Stated Maturity or by acceleration, call for redemption, purchase or otherwise, in accordance with the terms of such Security and of this Indenture all in accordance with the terms and conditions of each Series Indenture and shall be from the effective date hereof a Subsidiary Guarantor within the meaning and for all purposes of the Series Indenture.

                                  ARTICLE THREE
                    PARTICULAR REPRESENTATIONS AND COVENANTS
                        OF THE COMPANY AND THE GUARANTORS

         SECTION 301.      Authority of the Company.

         The Company represents and warrants that it is duly authorized under the laws of the State of Delaware and all other applicable laws to execute, deliver and perform this Fourth Supplemental Indenture, and all corporate action on its part required for the execution, delivery and performance of this Fourth Supplemental Indenture by the Company has been duly and effectively taken.

         SECTION 302.      Authority of the Guarantors.

         Each Guarantor represents and warrants that it is duly authorized under the laws of the State of its incorporation/organization and all other applicable laws to execute, deliver and perform this Fourth Supplemental Indenture, and all corporate action on its part required for the execution, delivery and performance of this Fourth Supplemental Indenture by such Guarantor has been duly and effectively taken.

         SECTION 303.      Truth of Recitals and Statements of the Company.

         The Company represents and warrants that the recitals of fact and statements contained in this Fourth Supplemental Indenture with respect to it are true and correct in all material respects, and that the recitals of fact and statements contained in all certificates and other documents furnished by the Company in connection herewith will be true and correct in all material respects.

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
         SECTION 304.      Truth of Recitals and Statements of the Guarantors.

         Each Guarantor represents and warrants that the recitals of fact and statements contained in this Fourth Supplemental Indenture with respect to it are true and correct in all material respects, and that the recitals of fact and statements contained in all certificates and other documents furnished by such Guarantor in connection herewith will be true and correct in all material respects.


                                  ARTICLE FOUR
                             CONCERNING THE TRUSTEE

         SECTION 401.      Acceptance of Trusts.

         The Trustee accepts the trusts hereunder and agrees to perform the same, but only upon the terms and conditions set forth in each Series Indenture and in this Fourth Supplemental Indenture, to all of which the Company agrees and the Holders of Securities at any time outstanding by their acceptance thereof agree.

         SECTION 402.      No Responsibility of the Trustee for Recitals, etc.

         The recitals and statements contained in this Fourth Supplemental Indenture shall be taken as the recitals and statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Fourth Supplemental Indenture.


                                  ARTICLE FIVE
                            MISCELLANEOUS PROVISIONS

         SECTION 501.      Binding Agreement; Assignments.

         Whenever in this Fourth Supplemental Indenture any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of each Guarantor that are contained in this Fourth Supplemental Indenture shall bind and inure to the benefit of each party hereto and their respective successors and assigns.

         SECTION 502.      Relation to Indenture.

         The provisions of this Fourth Supplemental Indenture shall become effective immediately upon the execution and delivery hereof. This Fourth Supplemental Indenture and all the terms and provisions herein contained shall form a part of the

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
Indenture as fully and with the same effect as if all such terms and provisions had been set forth in each Series Indenture and each and every term and condition contained in the Indenture shall apply to this Fourth Supplemental Indenture with the same force and effect as if the same were in this Fourth Supplemental Indenture set forth in full, with such omissions, variations and modifications thereof as may be appropriate to make each such term and condition conform to this Fourth Supplemental Indenture. The Indenture is hereby ratified and confirmed and shall remain and continue in full force and effect in accordance with the terms and provisions thereof, as supplemented and amended by this Fourth Supplemental Indenture and the Indenture and this Fourth Supplemental Indenture shall be read, taken and construed together as one instrument.

         SECTION 503.      Counterparts.

         This Fourth Supplemental Indenture may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

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         IN WITNESS WHEREOF, the parties hereto have caused this Fourth
Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                  ALLIED WASTE NORTH AMERICA, INC.


                                  By: /s/ G. Thomas Rochford, Jr.
                                      Name:  G. Thomas Rochford, Jr.
                                      Title: Treasurer


                                  ALLIED WASTE INDUSTRIES, INC.

                                  for purposes of Article 2 and as Guarantor of the Securities and as Guarantor of the obligations of the Subsidiary Guarantors under the Subsidiary Guarantees


                                  By: /s/ G. Thomas Rochford, Jr.
                                      Name:  G. Thomas Rochford, Jr.
                                      Title: Treasurer




                                  Each of the Subsidiary Guarantors Listed on
                                  Schedules A & B hereto, as Guarantor of the
                                  Securities


                                  By: /s/ G. Thomas Rochford, Jr.
                                      Name:  G. Thomas Rochford, Jr.
                                      Title: Treasurer


                                  U.S. BANK TRUST NATIONAL ASSOCIATION


                                  By: /s/ Richard H. Prokosh
                                      Name: Richard H. Prokosh
                                      Title: Assistant Vice President

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                                   SCHEDULE A
                                ALLIED GUARANTORS

                                PARENT GUARANTOR

NAME OF PARENT GUARANTOR                                      STATE OF ORGANIZATION
------------------------------------------------------------  ---------------------------------------------------------
Allied Waste Industries, Inc.                                 Delaware

                         SUBSIDIARY GUARANTORS (ALLIED)

NAME OF SUBSIDIARY GUARANTOR                                                  STATE OF ORGANIZATION
----------------------------------------------------------------------------  ----------------------------------------
Allied Enviro Engineering, Inc.                                               Texas
Allied EnviroEngineering, Inc.                                                Delaware
Allied Waste Alabama, Inc.                                                    Delaware
Allied Waste Hauling of Georgia, Inc.                                         Georgia
Allied Waste Holdings (Canada) Ltd.                                           Delaware
Allied Waste Industries (New Mexico), Inc.                                    New Mexico
Allied Waste Industries (Southwest), Inc.                                     Arizona
Allied Waste Industries of Georgia, Inc.                                      Georgia
Allied Waste Industries of Illinois, Inc.                                     Illinois
Allied Waste Industries of Northwest Indiana, Inc.                            Indiana
Allied Waste Industries of Tennessee, Inc.                                    Tennessee
Allied Waste of New Jersey, Inc.                                              New Jersey
Allied Waste Services, Inc. (TX corp.)                                        Texas
Allied Waste Systems (Texas), Inc.                                            Texas
American Materials Recycling Corp.                                            New Jersey
Automated Modular Systems, Inc.                                               New Jersey
City Garbage, Inc.                                                            Texas
Containerized, Inc. of Texas                                                  Texas
Douglas County Disposal, Inc.                                                 Colorado
EOS Environmental, Inc.                                                       Texas
Keller Canyon Landfill Company                                                California
Mesa Disposal, Inc.                                                           Arizona
NationsWaste Catawba Regional Landfill, Inc.                                  South Carolina
Pima Environmental Services, Inc.                                             Arizona
Rabanco Connections International, Inc.                                       Washington
Refuse Service, Inc.                                                          Missouri
Reliant Insurance Company                                                     Vermont
Sun Valley Environmental Services, Inc.                                       Arizona
Super Services Waste Management, Inc.                                         Arizona
Total Solid Waste Recyclers, Inc.                                             New Jersey
Tri-State Refuse Corporation                                                  Arizona
Yavapai Environmental Services, Inc.                                          Arizona

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                                   SCHEDULE B

                                 BFI GUARANTORS

NAME OF SUBSIDIARY GUARANTOR                                                  STATE OF ORGANIZATION
----------------------------------------------------------------------------  ----------------------------------------
Attwoods of North America, Inc.                                               Delaware
BFI Atlantic, Inc.                                                            Delaware
BFI Energy Systems of Albany, Inc.                                            Delaware
BFI Energy Systems of Boston, Inc.                                            Massachusetts
BFI Energy Systems of Delaware County, Inc.                                   Delaware
BFI Energy Systems of Essex County, Inc.                                      New Jersey
BFI Energy Systems of Hempstead, Inc.                                         Delaware
BFI Energy Systems of Niagara II, Inc.                                        Delaware
BFI Energy Systems of Niagara, Inc.                                           Delaware
BFI Energy Systems of Plymouth, Inc.                                          Delaware
BFI Energy Systems of SEMASS, Inc.                                            Delaware
BFI Energy Systems of Southeastern Connecticut, Inc.                          Delaware
BFI International, Inc.                                                       Delaware
BFI Medical Waste Systems of Washington, Inc.                                 Delaware
BFI Medical Waste, Inc.                                                       Delaware
BFI Properties, Inc.                                                          Texas
BFI Services Group, Inc.                                                      California
BFI Trans River (GP), Inc.                                                    Delaware
BFI Trans River (LP), Inc.                                                    Delaware
BFI Transfer Systems of New Jersey, Inc.                                      New Jersey
BFI Waste Systems of New Jersey, Inc.                                         New Jersey
BFI Waste Systems of North America, Inc.                                      Delaware
Browning-Ferris Financial Services, Inc.                                      Delaware
Browning-Ferris Gas Services, Inc.                                            Delaware
Browning-Ferris Industries Asia Pacific, Inc.                                 Delaware
Browning-Ferris Industries Chemical Services, Inc.                            Nevada
Browning-Ferris Industries Europe, Inc.                                       Delaware
Browning-Ferris Industries of California, Inc.                                California
Browning-Ferris Industries of Connecticut, Inc.                               Delaware
Browning-Ferris Industries of Florida, Inc.                                   Delaware
Browning-Ferris Industries of Hawaii, Inc.                                    Delaware
Browning-Ferris Industries of Illinois, Inc.                                  Delaware
Browning-Ferris Industries of New Jersey, Inc.                                New Jersey
Browning-Ferris Industries of New York, Inc.                                  New York
Browning-Ferris Industries of Ohio, Inc.                                      Delaware
Browning-Ferris Industries of Tennessee, Inc.                                 Tennessee
Browning-Ferris Industries, Inc.                                              Delaware
Browning-Ferris Industries, Inc.                                              Massachusetts
Browning-Ferris Services, Inc.                                                Delaware

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
NAME OF SUBSIDIARY GUARANTOR                                                  STATE OF ORGANIZATION
----------------------------------------------------------------------------  ----------------------------------------
Browning-Ferris, Inc.                                                         Maryland
CECOS International, Inc.                                                     New York
Global Indemnity Assurance Company                                            Vermont
International Disposal Corp. of California                                    California
Lake Norman Landfill, Inc.                                                    North Carolina
Maui Disposal Co., Inc.                                                       Hawaii
New Morgan Landfill Company, Inc.                                             Pennsylvania
Newco Waste Systems of New Jersey, Inc.                                       New Jersey
Risk Services, Inc.                                                           Delaware
VHG, Inc.                                                                     Minnesota
Warner Hill Development Company                                               Ohio
Woodlake Sanitary Service, Inc.                                               Minnesota

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